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                              FIRST AMENDMENT TO
                           ASSET PURCHASE AGREEMENT

     This FIRST AMENDMENT, dated as of March 17, 1998 (the "AMENDMENT"), by and between (a) S. D. Warren Company, a Pennsylvania corporation (the "SELLER"), and (b) Spinnaker Industries, Inc., a Delaware corporation (the "BUYER").

     WHEREAS, the Buyer and the Seller are parties to that certain Asset Purchase Agreement, dated as of November 18, 1997 (the "ASSET PURCHASE AGREEMENT"); and

     WHEREAS, the parties have agreed to amend the Asset Purchase
Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller hereby agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Asset Purchase Agreement shall have the same meanings herein as in the Asset Purchase Agreement.

     SECTION 2. AMENDMENTS TO THE ASSET PURCHASE AGREEMENT.

          2.1. AMENDMENT TO PURCHASE PRICE.  The first sentence of Section
3.1 is hereby amended and restated in its entirety to read as follows:

          "At the Closing, the Buyer shall pay Fifty-One Million Seven Hundred Seventy Thousand Dollars ($51,770,000) to the Seller, as the aggregate purchase price for the Acquired Assets, subject to adjustment as provided in Section 3.2 hereof (the "PURCHASE PRICE"), by wire transfer of $44,770,000 to the Buyer in cash and delivery of a promissory note to the Buyer in the original principal amount of $7,000,000, such promissory note to be in the form of EXHIBIT E hereto (the "SUBORDINATED NOTE").

          2.2 PURCHASE PRICE ADJUSTMENTS. Section 3.2 is hereby amended and restated in its entirety to read as follows:

          "3.2.     PURCHASE PRICE ADJUSTMENTS.

          (a) Included as EXHIBIT A is a statement showing the net value of the Accounts Receivable, Prepaid Expenses and Inventories (collectively, the "CURRENT ASSETS") and all trade payables (excluding intercompany payables) and accrued liabilities of the Pressure Sensitive Business, but excluding all payables and expenses of the types set forth in clauses (i) to (ix) of Article 2 (collectively, the "CURRENT LIABILITIES"). The Current Assets and Current Liabilities are collectively referred to as the "NET WORKING CAPITAL". Except as noted on Exhibit A, this statement (the "TARGET STATEMENT") has been derived from the internal unaudited financial records for the Pressure Sensitive Business and has been prepared on a basis consistent with management's past practice. This statement also shows that as of the applicable dates the net value of the Net Working Capital was $14,608,000.

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          (b)  Within sixty (60) days after the Closing Date, the
     Seller shall prepare and deliver to the Buyer an unaudited statement as of the close of business on the day immediately preceding the Closing Date of the Net Working Capital (the "Closing Statement"). The Closing Statement (i) shall be prepared on the same basis as the Target Statement, except that the book value of the Inventories (other than those identified in clause (ii)) shall be established conclusively for purposes of this Section 3.2 by the Seller taking a physical inventory of the Inventories as of the close of business on the day immediately preceding the Closing Date and reducing the final balance by such amount, if any, as would reduce the value of the Inventories to a value equal to the lower of cost or market, calculated in accordance with generally accepted accounting principles and otherwise applying the valuation methodology used in preparing the Target Statement to the results of this physical inventory and (ii) that portion of the Inventory, primarily instrument and electrical inventory, that relates primarily to the Pressure Sensitive Business but was inadvertently omitted from the Target Statement (the "Designated Inventory") will not be included on the Closing Statement. The Designated Inventory will be designated as provided in Section 8.11.

          (c) When the Seller delivers the Closing Statement, the Seller shall also deliver a certificate of its Chief Financial Officer (i) certifying that the Closing Statement was prepared in accordance with paragraph (b) above, and (ii) containing the Seller's calculations, based on the Closing Statement (the "Seller's Proposed Calculations"), of the Net Working Capital as of the Closing Date.

          (d) Within thirty (30) days after receipt of the Closing Statement and the accompanying certificate, the Buyer shall notify the Seller of its agreement or disagreement with the Closing Statement and the accuracy of any of the Seller's Proposed Calculations; PROVIDED, that the Buyer may only dispute the Closing Statement and the Seller's Proposed Calculations to the extent that they deviate from the requirements of paragraphs (b) and (c) above. If the Buyer disputes any such aspect of the Closing Statement or the amount of any of the Seller's Proposed Calculations, then the Buyer shall have the right to direct its independent accountants, at the Buyer's expense, to review and test the Closing Statement. The Buyer's accountants shall complete their review and test within thirty
     (30) days after the date the Buyer disputes the Seller's Proposed Calculations. If the Buyer and its independent accountants, after such review and test, still disagree with the Seller's Proposed Calculations, and the Seller does not accept the Buyer's proposed alternative calculations (the "Buyer's Proposed Calculations"), then, within thirty (30) days after the date of the Seller's rejection of the Buyer's Proposed Calculations, the Seller and the Buyer shall select a third nationally recognized independent accounting firm (the "Independent Accounting Firm") to resolve the remaining disputed items (the "Remaining Disputed Items") by conducting its own review and test of the Closing Statement and thereafter selecting either the Buyer's Proposed Calculation of the Remaining Disputed Items or the Seller's Proposed Calculation of the Remaining Disputed Items or an amount in between the two. The Independent Accounting Firm shall be instructed (i) that the scope of its review shall be limited solely to the Remaining Disputed Items, (ii) that it shall accept the Closing Statement and the Seller's Proposed Calculations except to the extent that they deviate from the requirements of paragraphs (b) and (c) above, and (iii) that it is to use every reasonable effort to complete such assignment and deliver copies of such opinion and, if required, a revised Closing Statement to the Buyer and the Seller within thirty (30) days following the date such Remaining Disputed Items are referred to it. The Buyer and the Seller agree that they shall be bound by the determination of the Remaining Disputed Items by the Independent Accounting Firm.
     The fees and expenses of the Independent Accounting Firm shall be paid jointly by the Buyer and the Seller.

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          (e)  Upon the determination pursuant to paragraph (d) of
     this Section 3.2 of the definitive Closing Statement and the Net Working Capital as of the Closing Date, the Purchase Price shall be either (i) increased by the amount, if any, by which the amount of Net Working Capital is greater than $13,065,000 or
     (ii) decreased by the amount, if any, by which the amount of Net Working Capital is less than $13,065,000 (the "Adjustment").
     The Seller and the Buyer acknowledge that the target number for the Adjustment set forth in the preceding sentence is different than the net value of the Net Working Capital reflected on the Target Statement. If the Purchase Price is increased, the Buyer shall pay such amount to the Seller, and if the Purchase Price is decreased, the Seller shall pay such amount to the Buyer.
     Any such payment shall be made in cash or same day funds within ten (10) days after the determination of the Adjustment pursuant to paragraph (d)."

          2.3. TRANSACTIONS AT CLOSING. Section 4.2(b) is hereby amended and restated in its entirety to read as follows:

          "(b) The Buyer shall deliver the Subordinated Note to the Seller and shall deliver the remainder of the Purchase Price to the Seller by wire transfer."

          2.4. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.  A new
Section 9.10 is hereby added to the Asset Purchase Agreement, which
Section 9.10 shall read as follows:

          "9.10.    REGISTRATION RIGHTS/SUBSIDIARY GUARANTIES.  The
     Buyer shall have entered into a Registration Rights Agreement with the Seller in the form of Exhibit F hereto (the "Registration Rights Agreement") and the Buyer shall have caused each of its Subsidiaries to have entered into a Guaranty in favor of the Seller in the form of Exhibit G hereto (collectively, the "Subsidiary Guaranties"), and each of the Registration Rights Agreement and the Subsidiary Guaranties shall be in full force and effect."

          2.5. EXHIBITS TO ASSET PURCHASE AGREEMENT.  Exhibits E
(Subordinated Note), F (Registration Rights Agreement) and G (Subsidiary Guaranty) to the Asset Purchase Agreement are hereby added as new exhibits to the Asset Purchase Agreement, each to be in the form attached to this Amendment.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

          3.1. AUTHORITY; APPROVALS; BINDING EFFECT. The Buyer has all requisite corporate power and authority to enter into this Amendment and the Registration Rights Agreement and to issue the Subordinated Note and to perform all of its agreements and obligations hereunder and thereunder in accordance with their respective terms. Each of the Buyer's Subsidiaries has all requisite corporate power and authority to enter into its respective Subsidiary Guaranty and to perform all of its agreements and obligations thereunder in accordance with its terms. This Amendment has been duly executed and delivered by the Buyer and constitutes, the Asset Purchase Agreement as amended by this Amendment constitutes, and when each of the Registration Rights Agreement, the Subordinated Note and the Subsidiary Guaranties (collectively, with this Amendment, the "Additional Transaction Documents") has been

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duly executed and delivered by the Buyer or its Subsidiaries, as applicable, such Additional Transaction Documents will constitute, the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with each of their respective terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

          3.2. NO DEFAULTS. The entering into by the Buyer and its Subsidiaries of the Additional Transaction Documents to which any such Person is a party, the performance and compliance by the Buyer and each such Subsidiary with the terms hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, will not either currently, or after notice or lapse of time or both:

          (a) result in a violation of any provision of the charter, by-laws or other organization documents of the Buyer or such Subsidiary;

          (b) result in a violation by the Buyer or such Subsidiary of any statute, regulation, order, law, ordinance or restriction applicable to such Person, other than any violation which would not have a Material Adverse Effect; or

          (c) result in a violation by such Person of any judgment, order or decree of any court or judicial or quasi-judicial tribunal applicable to such Person, other than any violation which would not have a Material Adverse Effect.

          3.3. SUBORDINATED NOTE; ISSUANCE OF COMMON STOCK UPON CONVERSION. The issuance of the Subordinated Note by the Buyer to the Seller is exempt from registration under the Securities Act of 1933, as amended (the "ACT"). All shares of common stock of the Buyer issued upon conversion of the Subordinated Note in accordance with the terms thereof (the "SHARES") have been duly authorized and reserved for issuance, and upon issuance will be fully-paid and non-assessable shares of Common Stock of the Buyer, free of any lien, claim or other encumbrance, and no stockholder of the Buyer will have any preemptive right of subscription or purchase in respect thereof. Assuming the accuracy of the Seller's representations and warranties in Section 4.3 hereof, the Shares will, when issued, be exempt from registration under the Act and any applicable state securities laws. The Buyer is eligible to file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 with respect to the Shares.

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     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

          4.1. AUTHORITY; APPROVALS; BINDING EFFECT. The Seller has all requisite corporate power and authority to enter into this Amendment and each of the Additional Transaction Documents to which it is a party, and to perform all of its agreements and obligations hereunder and thereunder in accordance with their respective terms. This Amendment has been duly executed and delivered by the Seller and constitutes, the Asset Purchase Agreement as amended by this Amendment constitutes, and when each of the other Additional Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller each of such Additional Transaction Documents will constitute, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with each of their respective terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies.

          4.2. NO DEFAULTS. The entering into by the Seller of the Additional Transaction Documents to which the Seller is a party, the performance and compliance by the Seller with the terms hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, will not either currently, or after notice or lapse of time or both:

          (a) result in a violation of any provision of the charter, by-laws or other organization documents of the Seller;

          (b) result in a violation by the Seller of any statute, regulation, order, law, ordinance or restriction applicable to the Seller, other than any violation which would not have a Material Adverse Effect; or

          (c) result in a violation by the Seller of any judgment, order or decree of any court or judicial or quasi-judicial tribunal applicable to the Seller, other than any violation which would not have a Material Adverse Effect.

          4.3. INVESTMENT REPRESENTATIONS. (a) The Subordinated Note is not being and the Shares to be acquired by the Seller upon conversion of the Subordinated Note will not be acquired with a view to the resale or distribution of any part thereof except pursuant to the Registration Rights Agreement and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same, except pursuant to the Registration Rights Agreement.

          (b) INVESTMENT EXPERIENCE. The Seller understands that the Subordinated Note and the Shares have not been, and prior to an appropriate registration statement's becoming effective will not be, registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the

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Seller's representations as expressed herein.  The Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Subordinated Note and the Shares.

          (c) LEGENDS. The Seller understands that the Subordinated Note and/or the Shares may bear one or all of the following legends:

          (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

A certificate shall not bear such legends if in the opinion of counsel reasonably satisfactory to the Buyer the securities represented thereby may be publicly sold without registration under the Act and any applicable state securities laws.

          (e) RESTRICTED SECURITIES. The Seller understands that the Subordinated Note and the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such Subordinated Note and Shares may be resold without registration under the Act only in certain limited circumstances. The Seller acknowledges that the Subordinated Note and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.

          (f) ACCREDITED INVESTOR. The Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

     SECTION 5. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the execution of this Amendment by each of the Buyer and the Seller.

     SECTION 6. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, all of the terms and conditions of the Asset Purchase Agreement remain unchanged, and the terms and conditions of the Asset Purchase Agreement as amended hereby remain in full force and effect. Each of the Buyer and the Seller agrees that the Additional Transaction Documents shall, from and after the date hereof, be Transaction Documents for all purposes of the Asset Purchase Agreement.

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     SECTION 7. EXECUTION IN COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     SECTION 8. MISCELLANEOUS. This Amendment shall be deemed to be a contract under seal under the laws of the State of Delaware and shall for all purposes be construed in accordance with and governed by the laws of the State of Delaware.


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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                              S.D. WARREN COMPANY


                              By: /s/ Trevor L. Larkan
                                 --------------------------------
                              Title: Vice President and Chief
                                     Financial Officer


                              SPINNAKER INDUSTRIES, INC.


                              By: /s/ M. R. Matteson
                                 --------------------------------
                              Title: Vice President, Corporate
                                     Development